UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2010

ALION SCIENCE AND TECHNOLOGY CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	333-89756	54-2061691
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 West 35th Street, Chicago, IL 1750 Tysons Boulevard, Suite 1300, McLean, VA	60616 22102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 567-4000
Registrant’s telephone number, including area code: (703) 918-4480

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

The information in this report set forth under Item 7.01 is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

Alion Science and Technology Corporation (Alion or the Company) disclosed during a conference call held on May 20, 2010, the following non-public information.

The Company is pursuing more international work and trying to increase the percentage of work performed under time & materials contracts and fixed price contracts, in order to attempt to increase its margins.

The Company currently has more than $1.7 billion of contract proposals that have been submitted and are awaiting decision, and another $800 million of contract proposals in process.

The Company ended the second quarter of fiscal year 2010 with an overall win rate of 54%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2010

ALION SCIENCE AND TECHNOLOGY
CORPORATION

By: /s/ Michael J. Alber
Name: Michael J. Alber
Title: Chief Financial Officer

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